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                       COMPOSITE ARTICLES OF INCORPORATION
                              STATUTS CONSTITUTIFS

1.   The name of the corporation is:         Denomination sociale de la
                                             compagnie:

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     INTERNATIONAL MUSIC (CANADA) INC.
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2.   The address of the registered           Adresse du siege social:
     office is:


                         1220 YONGE STREET, THIRD FLOOR
    (Street & Number or R.R. Number & if Multi-Office Building give Room no.) (Rue et numero ou numero de la R.R. et s'il s'agrt d'un edifice a bureau, numero du bureau)

                   TORONTO, ONTARIO                                 M 4 T 1 W 1
         (Name of Municipality or Post Office)                     (Postal Code)
     (Nom de la municipaine ou du bureau de poste)                 (Code postal)


              MUNICIPALITY                 OF          METROPOLITAN TORONTO
         (Name of Municipality,                        (County, District or
          Geographic Township)                        Regional Municipality)
         (Nom de la municipaine,        dans le/la      (Comte, district,
               du canton)                             municipaine regionale)



3.   Number (or minimum and maximum          Nombre (ou nombres minimal et
     number) of directors is:                maximal) d'administrateurs:


     A MINIMUM OF ONE (1) DIRECTOR - A MAXIMUM OF TWENTY  (20) DIRECTORS.

4.   The first  director(s)  is/are:         Premier(s) administrateur(s):

     First name, initials  and last name     Residence address, giving Street  &     Resident
     Prenom, initiales et nom de famille     No. or  R.R. No., Municipality  and     Canadian
                                             Postal Code                             State
                                             Addresse  personnelle, y compris la     Yes or No
                                             rue   et   le  numero,  le Resident     Canadien
                                             numero de  la  R.R., le  nom  de la     Oui/Non
                                             municipalite et le code postal


     -----------------------------------     -----------------------------------     ----------

     STEPHEN HOWARD                          46 DOUGLAS CRESCENT                        YES
                                             TORONTO, ONTARIO
                                             M4W 2E7


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5.   Restrictions,  if any,  on business     Limites,  s'il y a  lieu,  imposees
     the  corporation may carry on or on     aux activites  commerciales  ou aux
     powers    the    corporation    may     pouvoirs de la compagnie
     exercise.


     None.


6.   The classes and any maximum  number     Categories et nombre maximal,  s'il
     of shares that the  corporation  is     y  a   lieu,   d'actions   que   la
     authorized to issue:                    compagnie est autorise a emettre:



  The Corporation is authorized to issue an unlimited number of common shares.




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7.   Rights,  privileges,   restrictions     Droits, privileges, restrictions et
     and  conditions  (if any) attaching     conditions,    s'il   y   a   lieu,
     to  each   class  of   shares   and     rattaches   a   chaque    categorie
     directors authority with respect to     d'actions     et    pouvoirs    des
     any  class of  shares  which may be     administrateurs  relatifs  a chaque
     issued in series:                       categorie d actions  qui  peut etre
                                             emise en serie:

     None.


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8.   The issue, transfer or ownership of     L'emission,   le  transfert  ou  la
     shares is/is not restricted and the     propriete  d'actions  est/n'est pas
     restrictions   (if   any)   are  as     restreinte. Les restrictions,  s'il
     follows:                                y a lieu, sont les suivantes:



     No share or shares of the capital of the Corporation shall be transferred without the consent of:

          (a) all of the directors of the Corporation expressed by a unanimous resolution passed at a meeting of the board of directors at which all directors are present or by an instrument or instruments in writing signed by all of the directors; or

          (b) the holders of more than 50% of the outstanding common shares of the Corporation expressed by a resolution passed at a meeting of such shareholders or by an instrument or instruments in writing signed by the holders of more than 50% of such shares.



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9.   Other provisions, if any, are:          Autres dispositions, s'il y a lieu:

     (1) the number of shareholders of the Corporation, exclusive of persons who are in its employment and exclusive of persons who, having been formerly in the employment of the Corporation, were, while in that employment, and have continued after the termination of that employment to be, shareholders of the Corporation, is limited to not more than 50, two or more persons who are the joint registered owners of one or more shares being counted as one shareholder;

     (2) any invitation to the public to subscribe for securities of the Corporation is prohibited; and

     (3)  the directors may:

          (a)  borrow money on the credit of the Corporation;

          (b)  issue, sell or pledge debt obligations of the Corporation;

          (c) charge, mortgage, hypothecate or pledge all or any currently owned or subsequently acquired real or personal, moveable or immoveable property of the Corporation, including book debts, rights, powers, franchises and undertakings, to secure any present or future indebtedness, liabilities or other obligations of the Corporation; and

          (d) subject to the Business Corporations Act (Ontario), give a guarantee on behalf of the Corporation to secure performance of an obligation of any person.



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10.  The  names  and  addresses  of  the     Full  residence  address or address
     incorporators are                       of   registered    office   or   of
     Nom et adresse des fondateurs           principal  place of business giving
     First name,  initials and last name     street   &   No.   or   R.R.   No.,
     or corporate name                       municipality and postal code
     Prenom,  initiale  et nom de famile
     ou denomination sociale                 Adresse   personnelle  au  complet,
                                             adresse du siege  social ou adresse
                                             de  l'etablissement   principal,  y
                                             compris  la  rue et le  numero,  le
                                             numero  de la  R.R.,  le  nom de la
                                             municipalite et le code postal

     ---------------------------------------------------------------------------

     STEPHEN HOWARD                          46 DOUGLAS CRESCENT
                                             TORONTO, ONTARIO
                                             M4W 2E7



These articles are signed in duplicate.      Les presents statuts sont signes en
                                             double exemplaire.


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                           Signatures of incorporators
                           (Signature des fondateurs)

                               /s/ Stephen Howard
                               ------------------
                               Stephen Howard

                                COMPOSITE BY-LAW

     A by-law relating generally to the conduct of the affairs of INTERNATIONAL MUSIC (CANADA) INC., a company incorporated under the laws of the Province of Ontario.

         BE IT ENACTED AND IT IS HEREBY ENACTED a by-law of INTERNATIONAL MUSIC (CANADA) INC. (hereinafter called the "Corporation") as follows:

                                    DIRECTORS

1. Quorum. A majority of the number of directors or minimum number of directors required by the articles shall constitute a quorum for the transaction of business at any meeting of directors.

2. Meetings. Meetings of directors and of any committee of directors may be held at any place within or outside Ontario and in any financial year a majority of the meetings of the board of directors need not be held at a place within Canada.

     The Chair of the Board, if any, the President or any director of the Corporation may call a meeting of directors at such time and place as they may determine.

     Notice of a meeting of directors shall be sent to each director not less than 48 hours before the time of the meeting; provided that, meetings of the directors may be held at any time without notice if all the directors are present or if all the absent directors have waived notice. Notice of any meeting of directors or any irregularity in any meeting or in the notice thereof may be waived by any director before, during or after the meeting.

     For the first meeting of directors to be held following the election of directors at a meeting of the shareholders, no notice of such meeting need be given in order for the meeting to be duly constituted, provided a quorum of the directors is present.

3. Voting. Questions arising at any meeting of directors shall be decided by a majority of votes. In case of an equality of votes, the chair of the meeting shall not have a second or casting vote in addition to his or her original vote.

                                    OFFICERS

4. Appointment of officers. The directors shall annually, or as often as may be required, designate such offices of the Corporation and appoint such officers as they may consider advisable. None of such officers, other than the Chair of the Board, if any, need be a director of the Corporation.

5. Duties of officers. The officers shall perform such duties as may be specified from time to time by the directors, or pursuant to a delegation of authority from the directors.



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                                       -2-

6. Removal of officers. All officers shall be subject to removal by the directors at any time, with or without cause.

                                  SHAREHOLDERS

7. Votes. Every question submitted to any meeting of shareholders shall be decided in the first instance on a show of hands and, in case of an equality of votes, the chair of the meeting shall both on a show of hands and at a poll have a second or casting vote in addition to the vote or votes to which the chair may be entitled as a shareholder or proxy nominee.

     For the purposes of subsections 100(2) and (3) of the Business Corporations Act (Ontario) (the "Act"), a transferee of the ownership of shares from a person named in a list of shareholders entitled to receive notice of a meeting which is prepared pursuant to subsection 100(1) of the Act may demand up to the time of the commencement of the meeting of shareholders to which the list relates that the shareholder's name be included in such list of shareholders.

8. Quorum. A quorum for any meeting of shareholders shall be persons present not being less than two in number and holding or representing by proxy not less than 25 per cent of the total number of the issued shares of the Corporation for the time being enjoying voting rights at such meeting.

                                     GENERAL

9. Limitation of liability. No director, officer or employee shall be liable for the acts, receipts, neglects or defaults of any other director, officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error in judgment or oversight on such person's part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his or her office or employment or in relation thereto, unless the same are occasioned by such person's own negligence or willful default; provided that nothing herein shall relieve any director, officer or employee from the duty to act in accordance with the Act or from liability for any breach thereof.

10. Indemnification. The Corporation shall indemnify a director, officer, former director, former officer or a person who acts or acted at the Corporation's request as a director or officer or other similar executive for another body corporate or other organization of which the Corporation is or was a shareholder (or other type of equity-holder) or creditor, and such person's heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by such person in respect of any civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director, officer or other similar executive of such body corporate or other organization, to the full extent permitted by law. The Corporation is authorized to enter into agreements evidencing its indemnity in favour of the foregoing persons to the full extent permitted by law and may purchase and maintain insurance against the risk of its liability to indemnify pursuant to this provision.

11. Voting securities in other issuers. All securities of any other body corporate or issuer of securities held from time to time by the Corporation may be voted at all meetings of shareholders, bondholders, debenture holders or holders of such securities, as the case may be, of such other body corporate or issuer and in such manner and by such person or persons as the directors of the Corporation shall from time to time determine.

12. Execution of contracts, etc. Contracts, documents or other instruments in writing requiring execution by the Corporation may be signed by any one of the directors or officers and all contracts, documents or other instruments in writing so signed shall be binding upon the Corporation without any further authorization or formality. Notwithstanding this provision, the directors are authorized from time to time, by resolution, to appoint any officer or officers, director or directors, or any other person or persons on behalf of the Corporation either to sign contracts, documents or instruments in writing generally or to sign specific contracts, documents or instruments in writing.

13. Financial year. The financial year of the Corporation shall terminate on such day in each year as the directors may from time to time by resolution determine.

14. Banking arrangements. The banking business of the Corporation including, without limitation, the borrowing of money and the giving of security therefor, shall be transacted with such banks, trust companies or other bodies corporate or organizations and under such agreements, instructions and delegations of powers as the board, or the chair, president, chief financial officer or any executive vice-president and any one other officer, may from time to time prescribe, and the foregoing persons shall have the authority to appoint bankers, authorize facsimile signatures on cheques, authorize signing officers to sign, endorse or deposit cheques, bills of exchange and similar documents, and attend to any other matters related to the Corporation's dealings with its bankers.

15. Effective date. This by-law shall become effective immediately upon its enactment by the directors, but is subject to confirmation or rejection at the next meeting of shareholders.

     The undersigned certifies that the foregoing by-law was enacted by the sole director of the Corporation and confirmed by the shareholders of the Corporation on the 30th day of November, 1995.

     Dated the 30th day of November, 1995.


                                             /s/ Michael Cohl
                                             ------------------------
                                             President - Michael Cohl